UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 23, 2007


                       SEAWAY VALLEY CAPITAL CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


Delaware                        0-52356                         20-5996486
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(State of incorporation)   (Commission File No.)           (IRS Employee
                                                          Identification No.)

                           10-18 Park Street, 2d Floor
                              Gouverneur, NY 13642
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                    (Address of Principal Executive Offices)

                                 (315) 287-1122
--------------------------------------------------------------------------------
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.01         Completion of Acquisition of Assets
Item 3.02         Unregistered Sale of Equity Securities
Item 5.06         Change in Shell Company Status

                           Forward Looking Statements

     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

     On October 23, 2007, Seaway Valley Capital Corporation (the "Company") acquired all of the capital stock of WiseBuys Stores, Inc. ("WiseBuys"). In exchange for the WiseBuys shares, the Company issued to the shareholders of WiseBuys 1,458,236 shares of the Company's Series C Convertible Preferred Stock. The Series C Shares each have a liquidation preference of $4.00 (i.e. a total liquidation preference for the Series C shares of $5,832,944). Four of the Series C shares can be converted into a share of common stock at 85% of the market price. The holders of the Series C shares will have voting rights and dividend rights equal to the common shares into which they can be converted.

     WiseBuys Stores, Inc., which was organized in 2003, owns and operates five retail stores in central and northern New York. It also owns a portfolio of minority investments indirectly through its wholly-owned subsidiary, Seaway
Valley Fund, LLC. In addition, WiseBuys has contracted to acquire Patrick Hackett Hardware Company ("Patrick Hackett"), one of the nation's oldest retailers with roots dating back to 1830, which currently operates five general merchandise retail stores in northern New York. However, the completion of WiseBuys' acquisition of Patrick Hackett will depend on whether financing can be obtained as well as on the completion of an audit of Patrick Hackett's financial statements. So there is no assurance that the acquisition of Patrick Hackett will be completed.

DESCRIPTION OF THE BUSINESS OF WISEBUYS STORES, INC.

     WiseBuys Stores, Inc. was formed and began operations in 2003 as a direct result of the closing of small-town retailer, Ames Department Stores. Founded primarily by lifelong "north country" residents, WiseBuys initially focused its efforts on serving the "discount" retail needs of rural communities throughout northern and central New York. The founders included venture capitalist and New York Power Authority Trustee Thomas Scozzafava, New York State Assemblywoman (minority whip) Dierdre Scozzafava, former BJ's Wholesale executive Joseph LaChausse, and former Ames Department Store Chairman and CEO Joseph R. Ettore. WiseBuys' business model was based on targeting former Ames stores that had:

     (1)  a consistent  track  record of stable  revenues and strong cash flows;
          and
     (2)  no or limited local department store or "big box" competition.

     Since its formation in 2003, WiseBuys: (i) raised approximately $5.42 million from investors, local county economic development agencies, and banks;

(ii) secured a federal loan guarantee from the USDA Rural  Development  Program;
(iii) converted five former Ames locations into WiseBuys stores in a thirteen month period, representing about 230,000 square feet of retail space; (iv) generated store-wide sales for itself and its partners of over $38 million since inception; and (v) repaid over $1.2 million of bank debt. WiseBuys currently employs in its stores approximately 135 people. WiseBuys has won such awards as the "New York State Small Business Development Center Excellence Award" (April '04) and the "Oswego County Job Creation Award" (June '04).

       WiseBuys' currently has stores in the following locations:

     o    Canton, NY (40,000 sq. ft.) - full line department store;
     o    Gouverneur, NY (53,000 sq. ft.) - full line department store;
     o    Hamilton, NY (43,000 sq. ft.) - full line department store;
     o    Pulaski, NY (59,000 sq. ft) - full line department store; and
     o    Tupper Lake, NY (34,000 sq. ft.) - full line department store.

     WiseBuys does not own any real estate and typically enters seven or ten year leases with multiple five year options to re-lease.

     WiseBuys' business strategy included an innovative approach whereby it partnered with established and successful specialty discounters to create a "mall without the walls" concept. This innovation made it easier to expand rapidly because less capital was required for inventory, and partnering with niche players made WiseBuys immediately competitive across certain product lines. From the customers' perspective, WiseBuys had created a full line department store with quality products and competitive prices virtually overnight. The following in-store retail partnerships with both national and regional chains were established:

     o    Payless ShoeSource, Inc. - "store-within-a-store" lease across chain
     o KB Toys Inc. - exclusive license agreement "KB Toys at WiseBuys" branded department
     o    RadioShack - franchise acquisitions
     o Home Fashion Distributor, Inc. and Ameritex - consignment inventory for domestics
     o    Masters, Inc. - leased department for apparel (consignment inventory)
     o Massey's Furniture Barn, Inc. - consignment inventory for furniture & mattresses

     The following table shows the development of sales at our five stores since we commenced operations. "Third Party Sales" are made by companies that occupy space in our stores as lessees and pay us a percentage of their revenue as a fee. "Third Party Sales" are not included in our revenue.

                                               Year Ended January 31st
                                  ------------------------------------------------------
                                     2004          2005          2006          2007
                                  -----------  -----------    -----------   ------------

WiseBuys Retail Sales .........   $ 1,484,109   $ 6,862,559   $ 6,416,989   $ 5,469,573
Third-Party Clothing Sale
                                      811,874     3,414,400     3,730,380     3,458,733
Third-Party Shoe Sales
                                      187,555       885,566     1,031,472     1,112,972
                                  -----------   -----------   -----------   -----------
Total WiseBuys Store-Wide Sales   $ 2,483,538   $11,162,526   $11,178,841   $10,041,277

Note: See accompanying audited financials for 2006 and 2007  results.

     WiseBuys is currently engaged primarily in the retail discount department store business, similar to that of Ames Department Stores. Typical department store inventory is divided into two categories: hard lines and soft lines. Hard lines include: home entertainment, toys, hardware, furniture, house wares, appliances, crafts, households, seasonal goods, paper, sporting goods, pets, and other. Soft lines include: domestics, ladies' and men's sportswear, intimate apparel, children's basics, men's basic's, apparel accessories, jewelry, boys' and girls' sportswear, and infants. In addition to the traditional department store merchandise, WiseBuys provides the most popular non-perishable food items, also at discount prices. WiseBuys allocates approximately 1,800-2,500 square foot allocations per store for food sales.

---------------------------------------------------------------
                    Revenue Mix: WiseBuys
                Hard Lines / Soft Lines / Food
                  51%          29%         20%
---------------------------------------------------------------

     WiseBuys sells the most popular non-perishable food items for consumers seeking lower-priced alternatives. Additional benefits from food sales include more consistent foot traffic into WiseBuys stores, as food shopping is done more frequently and is less seasonally-driven than department store shopping. This has the effect of reducing or "smoothing out" the typically seasonal cash flows of the department store business. In addition, more frequent foot traffic provides "low cost" marketing opportunities, as food consumers will be exposed more often to the traditional department store merchandise.

       Vendors and Business Partners - Hard Lines

     The majority of WiseBuys' hard line inventory has been made available through participation in the 4,000-member buying cooperative, Do It Best. Managers at the respective WiseBuys locations maintain online access to over 40,000 Do It Best items with direct "drop" or delivery. Managers order in units as low as one, with delivery multiple times per week. Other hard line providers have included Rust, Audio/Video Rack Services, Jack of All Games, Bush Industries, Sauder Industries, and Scheidelman Inc. Among these vendors, WiseBuys has multiple sources for over 120,000 individual items or SKUs ("stock keeping units") in home entertainment, toys, hardware, furniture, house wares, appliances, crafts, households, seasonal goods, paper, sporting goods, pets, and other.

     The majority of WiseBuys' vendors offer payment terms of "net 30 days." However, on seasonal products there are extended terms of 90-120 days. This allows increased cash flow on hard-lines and helps financially position the Company in periods of increased inventory requirements. Do It Best covers around 90% of SKUs in the event of damage or defectiveness, and these items are processed in the field and given full vendor credit. Other vendors also have credit programs in place for defective merchandise. Direct store delivery
("DSD") vendors such as Pepsi, Coke, and chip and bread suppliers offer immediate full credit.

       Vendors and Business Partners - Soft Lines & Shoes

     WiseBuys has to date "outsourced" both its apparel and its shoe departments, which in the industry is referred to as Lease Department Sales ("LDS"). LDS providers are allocated a consistent or proportionate square foot sales area in each location, and they provide their own fixtures, inventory, and personnel. They are fully integrated into WiseBuys in "look and feel," so customers typically don't realize they are interacting with another company or their employees. Payment or "rent" is charged by WiseBuys to the LDS provider by retaining a percentage of sales, which will be 10% to 15% for both apparel and shoes.

     Since inception WiseBuys' clothing LDS has been Masters, Lady Rose ("Masters") of West Hempstead, NY. Masters is a third-generation apparel company that has been in business since 1937 and has run the apparel operations of as many as 220 department stores throughout the country. Masters pays 13% of its sales revenue to WiseBuys as license income.

     Since inception WiseBuys' footwear LDS has been Payless ShoeSource, Inc. ("Payless"). Unlike Masters, Payless retains its own brand and signage and is more of a "store-within-a-store" versus a fully-integrated LDS. Topeka, KS-based Payless has thousands of stand-alone and mall outlets and is currently the LDS provider of the department store chain ShopKo. Payless pays WiseBuys percentage rent of 10-12% of sales generated at the five WiseBuys locations.

     WiseBuys strategy of utilizing LDS for footwear and apparel has resulted in lower than normal operating margins for WiseBuys, as margins for apparel and footwear in retail stores tend to range (after liquidations and markdowns) from 30-38%. The LDS arrangement also results in WiseBuys reporting lower revenues, as sales of neither Masters nor Payless are booked as WiseBuys sales revenues. However, LDS departments had the added benefit of:

     >> reducing operating risk, since apparel and shoes are highly seasonal and trend- or fashion-based;

     >> reducing up-front and on-going capital outlays for WiseBuys, as LDS providers are required to invest in their own fixtures, inventory, and personnel; and

     >> allowing managerial resources (primarily former Ames managers) to focus on the core competency of former Ames, which was hard lines.

       Marketing Strategy

       WiseBuys uses a three-prong marketing approach:

          (i) Space is allocated in-store for community use. Events are held periodically that will directly impact store traffic flow. These events have included craft shows, sportsman shows, and related events that tie-in with established community and countywide functions and events.

          (ii) "Special Buy" events are held strategically throughout the year with vendor support. An example would be a "Famous Brands" event, where our apparel provider will make volume purchases of designer names at steep discounted pricing. Other events have included "Truckload Sales" of products such as Soda, Snack items or even paper products.

          (iii) WiseBuys  has also  utilized  radio  spots,  local cable TV, and
               print  advertisements   inserted  in  local  newspapers  for  its
               advertising.

     WiseBuys' strategy has been an "every day low prices" or "EDLP," where individual price reductions (i.e., "sales") are uncommon but everyday prices are always in effect. Consumers have become more accustomed to the EDLP strategies of Wal-Mart, Target, etc. Given WiseBuys' EDLP strategy and as its position as the only department store in its communities, WiseBuys has thus far spent considerably less than competing retailers on advertising and marketing.

       Seaway Valley Fund, LLC

     WiseBuys Stores, Inc. acquired Seaway Valley Fund, LLC in January 2006 from Thomas Scozzafava and Deirdre Scozzafava. Seaway Valley Funds holds a portfolio of minority investments, which it buys and sells from time to time. As of September 30, 2007, the portfolio consists of:


                                                       Market
    Securities                                         Value
    ----------                                        -------

    Common Stock                                      $663,911
    Cash                                              $750,633

       Management

     The following individuals were the founders of WiseBuys Stores, Inc., and remain involved in its management:

-------------------------------- ------------ ----------------------------------
Name                             Age          Position
-------------------------------- ------------ ----------------------------------
Joseph Ettore                    67           Consultant
-------------------------------- ------------ ----------------------------------
Joseph G. LaChausse              44           Chief Executive Officer
-------------------------------- ------------ ----------------------------------
Thomas Scozzafava                38           Director, Chief Financial Officer
-------------------------------- ------------ ----------------------------------
Deirdre Scozzafava               47           Consultant
-------------------------------- ------------ ----------------------------------

     Joseph R. Ettore - Founder, Advisor. Mr. Ettore is a business executive with 40 years of mass retail experience. From 1994 until 2002, Mr. Ettore was employed as Chief Executive Officer of Ames Department Stores. In 2001 Ames Department Stores filed for protection under the U.S. Bankruptcy Code, and in 2002 Ames Department Stores closed all of its stores. Until it found itself unable to service debt relating to an acquisition program, however, Ames, under Mr. Ettore's leadership, had experienced a successful merchandising turnaround and annual improvement in operating performance, with the result that in a poll taken by the Discount Store News in 1997, Mr. Ettore was named "Discounter of the Year." A major innovation under Mr. Ettore's direction was the implementation of the 55 Gold Savings Card, a unique program offering special discounts for customers 55 and older. The popular 55 Gold Savings Card Program was a major reason Ames received the 1999 Discount Store News award, Discounters in Service to the Community (DISC) Award. Mr. Ettore was elected Chairman of the International Mass Retail Association (IMRA) in 1995, re-elected in 1997 and again in 1999 to an unprecedented third term. IMRA, the leading industry trade group, represents suppliers and 210 mass retailers, which include discount department stores, warehouse clubs and catalog showrooms. Prior to joining Ames, Mr. Ettore served as President and Chief Executive Officer of Jamesway Corporation and Stuarts Department Stores, Inc. Mr. Ettore has been involved with a wide range of charities, including the American Heart Association, the March of Dimes, the Muscular Dystrophy Association, the United Way, the Hole in the Wall Gang Camp for children with cancer, and the Jimmy Fund. He received the Humanitarian Award of the Housewares Charity Foundation. Mr. Ettore has also been honored by various organizations, including the Cardinal Cushing School and Training Center and the Valerie Fund (which supports cancer care for children). Mr. Ettore received his Bachelor of Science from St. Peters College, Jersey City, New Jersey in 1961.

     Joseph G. LaChausse - Founder, Chief Executive Officer. Joseph G. LaChausse is a North Country native who has 30 years of retail management and operations experience in both Northern New York and Ohio. Prior to co-founding WiseBuys in 2003, Mr. LaChausse was a senior General Manager with B.J.'s Wholesale Club, Inc. in Cleveland, Ohio, where for nine years he had been instrumental in the company's expansion into major Mid-Western markets. Mr. LaChausse oversaw and managed the construction of several B.J.'s stores from ground breaking to grand opening. Mr. LaChausse also opened the company's first 70,000 sq. ft. prototype ("small box") club in Western New York. In 1996, Mr. LaChausse was honored by B.J.'s with its company-wide "Manager of the Year" award. Prior to joining B.J.'s, Mr. LaChausse was a General Manager with P&C Foods, a division of The Penn Traffic Company. Mr. LaChausse graduated from Herkimer Community College and completed Cornell University's Retail Management and Supervisory Program.

     Thomas W. Scozzafava - Founder, CFO. Information regarding Mr. Scozzafava is set forth later in this Report under "Directors and Executive Officers."

     Dierdre K. Scozzafava - Founder, Advisor. Before founding WiseBuys Stores, Inc., Ms. Scozzafava was an investment advisor with Tucker Anthony, Inc. in Watertown, NY (now RBC Dain Rauscher). For over twenty (20) years, Ms.
Scozzafava advised both institutions and individuals on a broad range of investment strategies. In November 2006, Ms. Scozzafava was elected to her fifth consecutive term in the New York State Assembly, District 122. She has been appointed to serve on numerous Assembly Standing Committees including Economic

Development, Job Creation, Commerce and Industry; Codes; Education; Social Services; Ethics; Local Governments; and is currently the Ranking Minority
Member on  Transportation.  Ms.  Scozzafava  also  served  on the Task  Force on
Education Standards and the Nursing Shortage Task Force. Prior to her election to the New York State Assembly, Ms. Scozzafava was elected to serve three consecutive terms as Mayor of Gouverneur, NY. Prior to serving as Mayor, Ms. Scozzafava served two consecutive terms as Trustee for the Village of Gouverneur. As Mayor, Ms. Scozzafava led the village from an inherited budget deficit to a positive fund balance while also creating the Gouverneur Area Microenterprise Revolving Loan Fund to help spur local job growth. Other important accomplishments, which included setting up a natural gas utility for village residents and upgrading the village water plant, resulted in Ms. Scozzafava receiving the New York State Conference of Mayors' Award. Ms. Scozzafava earned a Bachelor of Science degree from the Boston University School of Management and a Masters in Business Administration from the Clarkson University Graduate School of Management.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

       Result of Operations

       Six Months Ended July 31, 2007 Compared to Six Months ended July 31, 2006

     WiseBuys Stores, Inc. retail division has experienced losses since inception, which is primarily a result of: (i) the expensing of start-up expenses incurred since 2003, and (ii) the lower per item sales price and lower margins (to WiseBuys) associated with its "third party" retail relationships. Management does not feel that WiseBuys can avoid start-up expenses if it is to continue an aggressive growth strategy, and while start-up expenses may be significant they are viewed as an investment in future recurring business and necessary to grow the company.

     The lower margins and lower per item sales prices of the goods are generated primarily because of WiseBuys' third party partners in "discount" clothing and footwear. For the future, WiseBuys management intends to supplement or replace these partners with internally procured merchandise of higher quality, higher margin goods. We are exploring a number of avenues to achieve this reformation of our business model. Bringing clothing and footwear procurement and merchandising capability in house to WiseBuys is one of the key motivations for the current plan to acquire Patrick Hackett, which would replace our third party vendors with a fully integrated system for marketing high quality clothing and footwear under proprietary labels.

     WiseBuys net sales for the six months ended July 31, 2007 totaled $1,871,483, a decrease of 26% from net sales recorded in the six months ended July 31, 2006. The primary reason for the decline is the decision of management to alter the company's fundamental business plan, from a business focused on third party vendors to a business primarily involved in marketing our own inventory. WiseBuys has not yet achieved the business alliances or the financing that will be required for the conversion. Nevertheless management has gradually reduced WiseBuys involvement with third party vendors in anticipation of the change. The immediate result has been the reduction in net sales.

     Despite the reduction in sales, we realized a 4% increase in gross profit, from $737,556 in the six months ended July 31, 2006 to $804,533 in the six months ended July 31, 2007. The improvement reflects the fact that the reduction in our operating level that caused sales to ebb has been focused primarily on lines and vendors that were fundamentally unprofitable. As a result our stores are currently operating with lower volume sales than in prior years, but with substantially higher margins.

     General and administrative expense has remained at near to its prior year level, falling only 6% in the period-to-period comparison. We have maintained our expense level, despite the reduction in sales, in order to be able to fully implement our new business plan when the conditions for it have been achieved.

     We continue to fund our operations by liquidating securities held by Seaway Valley Fund, LLC, our subsidiary that invests in marketable securities. During the six months ended July 31, 2007 we earned $332,383 from the sale of those securities, which partially offset the disparity between our gross profit and out general and administrative expenses, yielding a pre-tax loss of $147,679. However, during the six months ended July 31, 2006 we realized $1,992,359 in earnings from the sale of securities, which enabled us to report a pre-tax profit of $1,255,528 for that period.

     At the end of each accounting period, we "mark-to-market" the investment securities held by Seaway Valley Fund, LLC. The net increase or decrease in the value of these securities is recorded as "Other Comprehensive Income.(Loss) on our statement of operations, and added to a special equity item on our balance sheet. The gain and loss on the securities is not added to our net income, since it reflects changes in market value of assets as opposed to gains or losses resulting from our business activities. For the six months ended July 31, 2007, $692,303 was deducted from our Other Comprehensive Income by reason of decreases in the market value of our investment portfolio.

     Fiscal Year Ended January 31, 2007 Compared with Fiscal Year Ended January 31, 2006

     WiseBuys' net sales decreased from $6,416,989 for fiscal year ended January 31, 2006 to $5,469,573 for fiscal year ended January 31, 2007, a decrease of $947,416, or roughly 15%. The decrease in sales was primarily the result of management's decision to lower WiseBuys' inventory level during fiscal 2007. Management at that time believed that it would be able to implement an upgrade to the quality of store merchandise, and therefore liquidated merchandise that did not fit with the revised format. The plan to upgrade our stores was delayed, however, and we continue to follow our traditional business model. Nevertheless, the reduction in inventory levels during fiscal 2007 led to a reduction in sales for that year.

     Because the plan to reduce inventories occurred abruptly, overall costs were not proportionately reduced during fiscal 2007. For this reason, despite the 15% reduction in sales, our cost of sales decreased by only $23,859, or 0.6%, from our cost of sales during fiscal year 2006. This led to a 40% reduction in our gross margin, from $2,261,315 for fiscal year ended January 31, 2006 to $1,337,758 for fiscal year ended January 31, 2007. Similarly, our general and administrative expenses did not follow the direction of our sales, as we maintained most of our overhead in place while reducing inventory. As a result, general and administrative expenses increased from $3,380,877 for fiscal year ended January 31, 2006 to $3,410,956 for fiscal year ended January 31, 2007, an increase of $30,079 or 0.9%.

     The substantial reduction in our gross margin during fiscal 2007 created a serious cash flow problem, as our retail marketing operations for the year produced negative cash flow of $438,421. We alleviated this shortfall by liquidating a portion of the portfolio held by Seaway Valley Fund, LLC, our subsidiary that invests in marketable securities. Because some of these securities appreciated in value substantially during 2006, we realized a gain of $1,992,359 as a result of the sale of these investment securities. This enabled us to report net pre-tax income of $595,794 for fiscal 2007, despite large losses in our retail operations. In comparison, during fiscal 2006, when we realized no income from investment activities, we reported a net pre-tax loss of $367,903.

     When fiscal year 2007 began, WiseBuys Stores, Inc. had a net operating loss carryforward as a result of losses incurred in prior years. Because it was entitled to apply that NOL carryforward to its taxable income for fiscal 2007, WiseBuys incurred no federal income tax for the year. We did, however, realize deferred taxes in the amount of $203,217 as a result of the reduction in value of our NOL carryforward. This was offset in part by an $85,936 realization of New York State tax credits during fiscal 2007, resulting in net income for the year of $478,053.

     At the end of each accounting period, we "mark-to-market" the investment securities held by Seaway Valley Fund, LLC. The net increase or decrease in the value of these securities is recorded as "Other Comprehensive Income.(Loss) on our statement of operations, and added to a special equity item on our balance sheet. The gain and loss on the securities is not added to our net income, since it reflects changes in market value of assets as opposed to gains or losses resulting from our business activities. For the fiscal year ended January 31, 2007, $489,104 was added to our Other Comprehensive Income by reason of increases in the market value of our investment portfolio.

Liquidity and Capital Resources

     Our operations have been funded to date primarily by loans and contributions by our founders and their associates. The net amount of the loans is now reflected on our July 31, 2007 balance sheet in an 8% Debenture Issued to Stockholder in the amount of $1,267,671. The capital contributions are reflected in the preferred stock with a face value of $2,742,479 recorded on our July 31, 2007 balance sheet.

     The most recent large capital contribution was the transfer to WiseBuys in January 2006 of Seaway Valley Fund, LLC. Our liquidation of securities held by the Fund has offset the negative cash flow from our stores since January 2006. At July 31, 2007 we held securities with a market value of $1,408,015 in the Fund, which represented a major portion of the $2,553,453 in working capital that we had on that date. The other major portion of our working capital on that date was inventory of $1,408,015, which was readily saleable. As a result, we have the capital resources necessary to carry on operations for the next year, despite continuing losses. In order to implement our revised business plan, however, we will need substantial additional capital.

     WiseBuys expects to fund its operations and capital expenditures from internally generated funds as well as additional outside capital, which may come in the form of equity or debt. WiseBuys' management believes that its existing cash balances will be sufficient to meet its short term working capital, capital expenditures, and investment requirements for at least the next 6-12 months. WiseBuys will require additional funds for other purposes, such as acquisitions of complementary businesses, and may seek to raise such additional funds through public and private equity financings or from other sources. However, management cannot assure you that additional financing will be available at all or that, if available, such financing will be obtainable on terms favorable to us or that any additional financing will not be dilutive.

RISK FACTORS

Before investing in the common stock of Seaway Valley Capital Corporation you should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings. Seaway's businesses, financial condition, and the trading price of our common stock could be adversely affected by these and other risks.

           I. RISKS ATTENDANT TO THE BUSINESS OF WISEBUYS STORES, INC.

WISEBUYS HAS NO COMMITTED SOURCE OF ADDITIONAL CAPITAL. For the foreseeable future, the Company intends to fund operations and capital expenditures from operations, cash on hand, and ad hoc capital raises. If these capital resources are insufficient, WiseBuys may need additional funds to continue operations, pursue business opportunities (such as expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures. We cannot assure you that at such time as we need funds that alternative financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our business plan and take advantage of business opportunities, which could have a material adverse effect on our business and the value of our common stock. If we choose to raise additional funds through the issuance of equity securities, this may cause significant dilution of our common stock, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

WISEBUYS' GROWTH STRATEGY OF NEW STORE OPENINGS AND ACQUISITIONS COULD CREATE CHALLENGES WISEBUYS MAY NOT BE ABLE TO ADEQUATELY MEET. WiseBuys intends to continue to pursue growth for the foreseeable future, and to evolve existing business to promote growth. WiseBuys future operating results will depend largely upon its ability to open and operate stores successfully and to profitably manage a larger business. Operation of a greater number of new stores, moving or expanding store locations and expansion into new markets may present competitive and merchandising challenges that are different from those currently encountered by WiseBuys in existing stores and markets. There can be no assurance that WiseBuys' expansion will not adversely affect the individual financial performance of its existing stores or the overall results of operations. Further, as the number of stores increases, WiseBuys may face risks associated with market saturation of its products and concepts. Finally, there can be no assurance that WiseBuys will successfully achieve expansion targets or, if achieved, that planned expansion will result in profitable operations.

THIS GROWTH STRATEGY REQUIRES IMPROVING WISEBUYS' OPERATIONS, AND WISEBUYS MAY NOT BE ABLE TO DO THIS SUFFICIENTLY TO EFFECTIVELY PREVENT NEGATIVE IMPACT ON ITS BUSINESS AND FINANCIAL RESULTS. In order to manage WiseBuys' planned expansion, among other things, WiseBuys will need to locate suitable store sites, negotiate acceptable lease terms, obtain or maintain adequate capital resources on acceptable terms, source sufficient levels of inventory, hire and train store managers and sales associates, integrate new stores into existing operations and maintain adequate distribution center space and information technology and other operations systems. If WiseBuys is unable to accomplish all of these tasks in a cost-effective manner, its business plan will not be successful.

WISEBUYS NEEDS TO CONTINUALLY EVALUATE THE ADEQUACY OF ITS MANAGEMENT INFORMATION AND DISTRIBUTION SYSTEMS. Implementing new systems and changes made to existing systems could present challenges management does not anticipate and could negatively impact WiseBuys' business. WiseBuys management cannot anticipate all of the changing demands that expanding and changing operations will impose on business, systems and procedures, and the failure to adapt to such changing demands could have a material adverse effect on results of operations and financial condition. Failure to timely implement initiatives necessary to support expanding and changing operations could materially impact business.

THE SUCCESS OF WISEBUYS' BUSINESS DEPENDS ON ESTABLISHING AND MAINTAINING GOOD RELATIONSHIPS WITH MALL OPERATORS AND DEVELOPERS, AND PROBLEMS WITH THOSE RELATIONSHIPS COULD MAKE IT MORE DIFFICULT FOR WISEBUYS TO EXPAND TO CERTAIN SITES OR OFFER CERTAIN PRODUCTS. Any restrictions on WiseBuys' ability to expand to new store sites, remodel or relocate stores where management feels it necessary or to offer a broad assortment of merchandise could have a material adverse effect on business, results of operations and financial condition. If relations with mall operators or developers become strained, or WiseBuys otherwise encounters difficulties in leasing store sites, WiseBuys may not grow as planned and may not reach certain revenue levels and other operating targets. Risks associated with these relationships are more acute given recent consolidation in the retail store industry, and WiseBuys has seen certain increases in expenses as a result of such consolidation that could continue.

IF WISEBUYS FAILS TO OFFER A BROAD SELECTION OF PRODUCTS AND BRANDS THAT CUSTOMERS FIND ATTRACTIVE, WISEBUYS REVENUES COULD DECREASE. In order to meet its strategic goals, WiseBuys must successfully offer, on a continuous basis, a broad selection of appealing products that reflect customers' preferences. Consumer tastes are subject to frequent, significant and sometimes unpredictable changes. To be successful in WiseBuys' line of business, product offerings must be broad and deep in scope and affordable to a wide range of consumers whose preferences may change regularly. Management cannot predict with certainty that WiseBuys will be successful in offering products that meet these requirements. If WiseBuys' product offerings fail to satisfy customers' tastes or respond to changes in customer preferences, revenues could decline. In addition, any failure to offer products that satisfy customers' preferences could allow competitors to gain market share.

WISEBUYS COMPARABLE STORE SALES ARE SUBJECT TO FLUCTUATION RESULTING FROM FACTORS WITHIN AND OUTSIDE WISEBUYS' CONTROL, AND LOWER THAN EXPECTED COMPARABLE STORE SALES COULD IMPACT BUSINESS AND SEAWAY'S STOCK PRICE. A variety of factors affects comparable store sales including, among others, the timing of new product releases and fashion trends; the general retail sales environment and the effect of the overall economic environment; WiseBuys' ability to efficiently source and distribute products; changes in WiseBuys' merchandise mix; ability to attain exclusivity and certain related licenses; competition from other retailers; opening of new stores in existing markets and WiseBuys' ability to execute its business strategy efficiently. To date, WiseBuys' comparable store sales results have fluctuated significantly in the past, and management believes that such fluctuations will continue.

ECONOMIC CONDITIONS COULD CHANGE IN WAYS THAT REDUCE WISEBUYS' SALES OR INCREASE WISEBUYS' EXPENSES. Certain economic conditions affect the level of consumer spending on merchandise WiseBuys offers, including, among others, employment levels, salary and wage levels, interest rates, taxation and consumer confidence in future economic conditions. WiseBuys is also dependent upon the continued popularity of malls and strip malls as a shopping destination, the ability of other mall tenants and other attractions to generate customer traffic and the development of new malls. A slowdown in the United States economy or an uncertain economic outlook could lower consumer spending levels and cause a decrease in mall traffic or new mall development, each of which would adversely affect growth, sales results and financial performance.

CHANGES IN LAWS, INCLUDING EMPLOYMENT LAWS AND LAWS RELATED TO WISEBUYS' MERCHANDISE, COULD MAKE CONDUCTING WISEBUYS' BUSINESS MORE EXPENSIVE OR CHANGE THE WAY WISEBUYS DOES BUSINESS. In addition to increased regulatory compliance requirements, changes in laws could make ordinary conduct of WiseBuys' business more expensive or require WiseBuys to change the way it does business. For example, changes in federal and state minimum wage laws could raise the wage requirements for certain of WiseBuys associates, which would likely cause management to reexamine WiseBuys' entire wage structure for stores. Other laws related to employee benefits and treatment of employees, and privacy, could also negatively impact WiseBuys such as by increasing benefits costs like medical expenses. Moreover, changes in product safety or other consumer protection laws could lead to increased costs for certain merchandise, or additional labor costs associated with readying merchandise for sale. It is often difficult to plan and prepare for potential changes to applicable laws.

TIMING AND SEASONAL ISSUES COULD NEGATIVELY IMPACT WISEBUYS' FINANCIAL PERFORMANCE FOR GIVEN PERIODS. WiseBuys' quarterly results of operations fluctuate materially depending on, among other things, the timing of store openings and related pre-opening and other startup expenses, net sales contributed by new stores, increases or decreases in comparable store sales, releases of new products ,and shifts in timing of certain holidays, changes in merchandise mix and overall economic and political conditions. WiseBuys' business is also subject to seasonal influences, with heavier concentrations of sales during the back-to-school, Halloween and holiday (defined as the week of Thanksgiving through the first few days of January) seasons and other periods when schools are not in session. The holiday season has historically been the single most important selling season. Management believes that in the locations where its stores are located, the importance of the summer vacation and back-to-school seasons and to a lesser extent, the spring break season as well as Halloween, all reduce the dependence on the holiday selling season, but this will not always be the case to the same degree. As is the case with many retailers of apparel, accessories and related merchandise, WiseBuys typically experiences lower net sales in the first fiscal quarter relative to other quarters.

WISEBUYS HAS MANY IMPORTANT VENDOR AND LICENSE PARTNER RELATIONSHIPS, AND WISEBUYS' ABILITY TO OBTAIN MERCHANDISE OR PROVIDE IT THROUGH LICENSE AGREEMENTS COULD BE HURT BY CHANGES IN THOSE RELATIONSHIPS, AND EVENTS HARMFUL TO WISEBUYS' VENDORS OR LICENSE PARTNERS COULD IMPACT RESULTS OF OPERATIONS. WiseBuys' financial performance depends on WiseBuys' ability to purchase desired merchandise in sufficient quantities at competitive prices. Although WiseBuys has many sources of merchandise, substantially all of WiseBuys' music/pop culture-licensed products are available only from vendors that have exclusive license rights. In addition, small, specialized vendors, some of which create unique products primarily for us, supply certain of WiseBuys' products. WiseBuys' smaller vendors generally have limited resources, production capacities and operating histories and some of WiseBuys' vendors have restricted the distribution of their merchandise in the past. WiseBuys generally has no long-term purchase contracts or other contractual assurances of continued supply, pricing or access to new products. There can be no assurance that WiseBuys will be able to acquire desired merchandise in sufficient quantities on acceptable terms in the future. Any inability to acquire suitable merchandise, or the loss of one or more key vendors, may have a material adverse effect on WiseBuys' business, results of operations and financial condition.

COMPETITORS' INTERNET SALES COULD HINDER WISEBUYS' OVERALL FINANCIAL PERFORMANCE. WiseBuys sells merchandise that also can be purchased over the Internet through the other retail websites. WiseBuys' Internet operations do not yet include commerce, and not having such operations could pose risks to WiseBuys' overall business.

WISEBUYS IS DEPENDENT FOR SUCCESS ON A FEW KEY EXECUTIVE OFFICERS. ITS INABILITY TO RETAIN THOSE OFFICERS WOULD IMPEDE ITS BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON BUSINESS AND THE POTENTIAL VALUE OF ANY INVESTMENT IN SEAWAY. LOSS OF KEY PEOPLE OR AN INABILITY TO HIRE NECESSARY AND SIGNIFICANT PERSONNEL COULD HURT WISEBUYS' BUSINESS. WiseBuys' performance depends largely on the efforts and abilities of senior management, especially Thomas W. Scozzafava and Joseph LaChausse, WiseBuys' Chief Financial and Chief Executive Officers, respectively. Both have been with WiseBuys since 2003. The sudden loss of either's services or the services of other members of WiseBuys' management team could have a material adverse effect on business, results of operations, and financial condition. Furthermore, there can be no assurance that Mr. Scozzafava or Mr. LaChausse and the existing WiseBuys management team will be able to manage growth or be able to attract and retain additional qualified personnel as needed in the future. WiseBuys can give no assurance that it can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to WiseBuys. Although WiseBuys intends to issue stock options or other equity-based compensation to attract and retain employees, such incentives may not be sufficient to attract and retain key personnel.

THERE IS A RISK WISEBUYS COULD ACQUIRE MERCHANDISE WITHOUT FULL RIGHTS TO SELL IT, WHICH COULD LEAD TO DISPUTES OR LITIGATION AND HURT WISEBUYS' FINANCIAL PERFORMANCE AND STOCK PRICE. WiseBuys and its partners purchase licensed merchandise from a number of suppliers who hold manufacturing and distribution rights under the terms of certain licenses. WiseBuys generally rely upon vendors' representations concerning manufacturing and distribution rights and do not independently verify whether these vendors legally hold adequate rights to licensed properties they are manufacturing or distributing. If WiseBuys or its partners acquire unlicensed merchandise, WiseBuys could be obligated to remove such merchandise from stores, incur costs associated with destruction of merchandise if the distributor is unwilling or unable to reimburse WiseBuys, and be subject to liability under various civil and criminal causes of action, including actions to recover unpaid royalties and other damages. Any of these results could have a material adverse effect on business, results of operations and financial condition.

WISEBUYS FACES INTENSE COMPETITION, INCLUDING COMPETITION FROM COMPANIES WITH SIGNIFICANTLY GREATER RESOURCES THAN WISEBUYS. IF WISEBUYS IS UNABLE TO COMPETE EFFECTIVELY WITH THESE COMPANIES, WISEBUYS MARKET SHARE MAY DECLINE AND ITS BUSINESS COULD BE HARMED. The retail industry is highly competitive with numerous competitors, many of whom are well-established. Most of WiseBuys competitors have significantly greater financial, technological, managerial, marketing and distribution resources than does WiseBuys. Their greater capabilities in these areas may enable them to compete more effectively on the basis of price and more quickly offer new products. In addition, new companies may enter the markets in which WiseBuys competes, further increasing competition in the industry. WiseBuys may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand the number of WiseBuys stores, which would adversely impact the trading price of Seaway's common shares.

WISEBUYS' FUTURE OPERATING RESULTS MAY FLUCTUATE AND CAUSE THE PRICE OF SEAWAY'S COMMON STOCK TO DECLINE. WiseBuys expects that WiseBuys' revenues and operating results will continue to fluctuate significantly from quarter to quarter due to various factors, many of which are beyond WiseBuys' control. The factors that could cause WiseBuys' operating results to fluctuate include, but are not limited to:

          o    seasonality of the business;
          o    price competition from other retailers;
          o    general price increases by suppliers and manufacturers;
          o WiseBuys' ability to maintain and expand WiseBuys' distribution relationships;
          o    increases in the cost of advertising;
          o    unexpected increases in shipping costs or delivery times;
          o    WiseBuys' ability to build and maintain customer loyalty;
          o    the   introduction  of  new  services,   products  and  strategic
               alliances by us and WiseBuys' competitors;
          o    the success of WiseBuys' brand-building and marketing campaigns;
          o    government regulations, changes in tariffs, duties, and taxes;
          o WiseBuys' ability to maintain, upgrade and develop WiseBuys' retail stores;
          o    changes in WiseBuys' store leasing costs;
          o the amount and timing of operating costs and capital expenditures relating to expansion of WiseBuys' business, operations and infrastructure; and
          o general economic conditions as well as economic conditions specific to the retail sector.

     If WiseBuys  revenues or operating  results fall below the  expectations of
investors  or  securities   analysts,   the  price  of  Seaway  Valley   Capital
Corporation's common stock could significantly decline.


WISEBUYS' GROWTH AND OPERATING RESULTS COULD BE IMPAIRED IF IT IS UNABLE TO MEET ITS FUTURE CAPITAL NEEDS. WiseBuys may need to raise additional capital in the future to:

          o    fund more rapid expansion;
          o    acquire  or  expand  into  new  retail   locations,   warehousing
               facilities or office space;
          o maintain, enhance and further develop WiseBuys' information technology systems;
          o    develop new product categories or enhanced services;
          o    fund acquisitions; or
          o    respond to competitive pressures.

If WiseBuys raises additional funds by issuing equity or convertible debt securities, the percentage ownership of stockholders will be diluted. Furthermore, any new securities could have rights, preferences and privileges senior to those of the common stock. WiseBuys currently does not have any commitments for additional financing. WiseBuys cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, WiseBuys may not be able to fund its expansion, develop or enhance WiseBuys' products or services or respond to competitive pressures.

         II. RISKS ATTENDANT TO THE BUSINESS OF SEAWAY VALLEY FUND, LLC

THE RESULTS OF OPERATIONS OF SEAWAY VALLEY FUND, LLC WILL BE AFFECTED BY THE PERFORMANCE OF THE COMPANIES IN WHICH IT INVESTS AND BY THE PERFORMANCE OF THE STOCK MARKET IN GENERAL, OVER WHICH MANAGEMENT EXERCISES NO CONTROL. Seaway Valley Fund holds investments in companies whose securities are characterized as "penny stocks." The Fund has no control over the operations of those companies or over the performance of their stock. Like other microcap companies, their financial performance depends on their ability to compete against far larger companies, and is highly risky. Like other penny stocks, their securities are subject to flamboyant swings in market price. If the prices of the securities in which the Fund invests fall, the resulting losses by the Fund could offset the benefits realized from our retail store business, and cause the Company's financial results to be poor.

SEAWAY VALLEY FUND, LLC HAS HISTORICALLY BEEN DEPENDENT FOR SUCCESS ON A KEY EXECUTIVE OFFICER. ITS INABILITY TO RETAIN THAT OFFICER WOULD IMPEDE ITS BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON BUSINESS AND THE POTENTIAL VALUE OF ANY INVESTMENT IN SEAWAY. LOSS OF KEY PEOPLE OR AN INABILITY TO HIRE NECESSARY AND SIGNIFICANT PERSONNEL COULD HURT OUR BUSINESS. Seaway Valley Fund, LLC's historic performance has been entirely dependent on the efforts and abilities of its President, Thomas W. Scozzafava. Mr. Scozzafava founded Seaway Valley Fund, LLC and has exclusively managed it since 2003. The sudden loss of his services could have a material adverse effect on business, results of operations, and financial condition. Furthermore, there can be no assurance that Mr. Scozzafava will be able to manage growth or be able to attract and retain additional qualified personnel as needed in the future. The Fund can give no assurance that it can find satisfactory replacements for this key executive officer at all, or on terms that are not unduly expensive or burdensome to the Fund.

                    III. LOSSES ATTENDANT TO OWNERSHIP OF THE
                              COMPANY'S SECURITIES

NEW RULES, INCLUDING THOSE CONTAINED IN AND ISSUED UNDER THE SARBANES-OXLEY ACT OF 2002, MAY MAKE IT DIFFICULT FOR SEAWAY TO RETAIN OR ATTRACT QUALIFIED
OFFICERS AND DIRECTORS, WHICH COULD ADVERSELY AFFECT THE MANAGEMENT OF OUR BUSINESS AND OUR ABILITY TO OBTAIN OR RETAIN LISTING OF OUR COMMON STOCK. Seaway may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual's independence from the corporation and his or her level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF SEAWAY COMMON STOCK AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES. As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

THERE IS NO ASSURANCE THAT OUR SHARES WILL REMAIN LIQUID, AND YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL OR LIQUIDATE YOUR SHARES. The Company cannot predict the extent to which an active public market for its common stock will be sustained. However, the Company does not rule out the possibility of applying for listing on the Nasdaq Small Cap Market or other markets. Our common shares are currently traded on the "OTC Bulletin Board", meaning that in the future the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

OUR CORPORATE ACTIONS ARE SUBSTANTIALLY CONTROLLED BY OUR PRINCIPAL STOCKHOLDERS AND AFFILIATED ENTITIES. Our principal stockholder, President and CEO, Thomas W. Scozzafava, owns all of our Series B Preferred Stock, representing 80% of the voting power in the Company. This stockholder could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration, elections of our board of directors will generally be within the control of this stockholder. While all of our stockholders are entitled to vote on matters submitted to our stockholders for approval, the concentration of shares and voting control presently lies with this principal stockholder. As such, it would be difficult for stockholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of the company.

PAST ACTIVITIES OF THE COMPANY AND ITS AFFILIATES MAY LEAD TO FUTURE LIABILITY FOR THE COMPANY. Prior to Seaway Capital, Inc.'s acquisition of a controlling interest in the Company on July 1, 2007, the Company has been engaged in operations as GS Carbon Corporation and, previously, Direct View, Inc. In July 2007 it liquidated all of those businesses that remained. However, any liabilities relating to such prior business against which the Company is not completely indemnified may have a material adverse effect on the Company.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT AND LACK OF HISTORY AS A PUBLIC COMPANY WHICH COULD LEAD TO WIDE
FLUCTUATIONS IN OUR SHARE PRICE. The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our shares of common stock may be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Many of these factors will be beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

          o    quarterly variations in our revenues and operating expenses;
          o    announcements of new products or services by us;
          o    fluctuations in interest rates;
          o    significant sales of our common stock, including "short" sales;
          o    significant sales of our common stock, including "short" sales;
          o the operating and stock price performance of other companies that investors may deem comparable to us; and
          o news reports relating to trends in our markets or general economic conditions.

The stock market, in general, and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND WE MAY NEVER PAY DIVIDENDS. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize their investment.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

     Upon completion of the Merger, there were450,099,879 shares of the Company's common stock issued and outstanding. In addition, there were 1,458,236 shares of Series C Convertible Preferred Stock issued and outstanding, which could be converted into 274,491,461 common shares at the market price of $.02 1/2 on October 1, 2007. In addition, there were 100,000 shares of Series B Preferred Stock issued and outstanding, which could be converted into 80% of the outstanding common stock. The holders of the Series B Preferred Stock and the Series C Preferred Stock have voting power equivalent to the common shares into which the Preferred shares are convertible.

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date of completion of the Merger by the following:

          o each shareholder who beneficially owns more than 5% of our common stock (on a fully-diluted basis); and

          o Thomas Scozzafava, who is our only executive officer and the only member of our Board of Directors

                                                                                                          Percentage
      Name and Address                           % of       Series B     % of       Series C   % of       of Voting
      of Beneficial Owner            Common      Class      Preferred    Class      Preferred  Class      Power
      -------------------            ------      -----      ---------    -----      ---------  -----      -----
      Thomas Scozzafava              - 0 -       - 0 -      100,000(1)   100%       721,800    50%        83.8%
      10-18 Park Street, 2nd Floor
      Gouverneur, NY 13642

          (1) Represents shares owned by Seaway Capital, Inc., of which Mr. Scozzafava is the sole shareholder


DIRECTORS AND EXECUTIVE OFFICERS


     The following table identifies the Company's current executive officers and the members of its Board of Directors.

Name                         Age            Position                                      Director Since
---------------------------------------------------------------------------------------------------------
Thomas W. Scozzafava         38             Chairman of the Board, Chief Executive        2007
                                            Officer, Chief Financial Officer

     Thomas W. Scozzafava. Mr. Scozzafava has over 15 years experience in venture capital and buyout investing and has extensive capital markets experience. In 2002, Mr. Scozzafava founded Seaway Capital Partners, LLC, an investment company that, among other activities, founded and financed WiseBuys Stores, Inc. Prior to founding his own firm, Mr. Scozzafava was a Director of Prudential's Merchant Banking Group where he helped find, evaluate, negotiate, and structure leveraged buyouts and investments of companies in industries that included telecommunications, media, business services, and manufacturing industries. Mr. Scozzafava also held a senior management position at Prudential's employee limited partnerships where he completed numerous venture capital and LBO investments. Prior to joining Prudential, Mr. Scozzafava was member of Lehman Brothers' Merchant Banking Group, where he analyzed leveraged buyout and growth equity investments across various industries. Mr. Scozzafava began his career with GE Capital Corporation, where he completed the company's Financial Management Program. In March 2006, New York State Governor George E. Pataki appointed Mr. Scozzafava to the Board of Trustees of the New York State Power Authority ("NYPA"). Mr. Scozzafava also sits on the Governance and Audit Committees of NYPA, whose mission is to provide clean, economical and reliable energy while promoting energy efficiency and innovation. Mr. Scozzafava received a Bachelor of Arts cum laude with concentrations in economics and mathematics with Honors distinction from Hamilton College in 1992. Mr. Scozzafava also serves as Chief Executive Officer of GS AgriFuels Corporation (OTCBB: GSGF), which is involved in the development of biodiesel production facilities.

EXECUTIVE COMPENSATION

     Information regarding the compensation paid to the executive officers of Seaway Valley Capital Corporation during the past three fiscal years is set forth in Item 10 of Seaway Valley Capital Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on April 17, 2007.

     Currently Mr. Scozzafava receives no compensation from either Seaway Valley Capital Corporation or WiseBuys Stores, Inc. It is expected that at a future date Mr. Scozzafava will receive compensation for his services.

       Stock Option Grants and Exercises

     Neither the Company nor WiseBuys issued any options to any officers, employees or directors.

       Employment Agreements

     Neither the Company nor WiseBuys had any such arrangement in the past three years.

       Compensation of Directors

     Currently Mr. Scozzafava receives no compensation from either Seaway Valley Capital Corporation or WiseBuys Stores, Inc. We intend that at some future date we will adopt a director compensation policy for directors that will include compensation on a per meeting basis or upon appointment, which will likely be a combination of cash compensation and stock options.


RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

         Related Party Transactions - Seaway Valley Capital Corporation

     Thomas Scozzafava is the sole member of the Company's Board of Directors and its Chief Executive Officer. Mr. Scozzafava is also the sole member of the Board of Directors of WiseBuys Stores, Inc. and is its Chief Financial Officer. Mr. Scozzafava and his sister owned the majority of the outstanding capital stock of WiseBuys Stores, Inc. prior to the Merger. For these reasons, the Merger described in this Report is a related party transaction.

     Effective July 1, 2007, the Company's majority shareholder, Seaway Capital, Inc., converted 308,234,884 shares of Company common stock into 21,750 shares of Company Series B preferred stock. Taking this conversion into account, Seaway now beneficially owns 100,000 shares of the Company's Series B preferred stock. Thomas Scozzafava is the sole shareholder of Seaway Capital, Inc.

         Related Party Transactions - Seaway Valley Capital Corporation

     From the formation of WiseBuys Stores, Inc. through October 2004, its operations had been funded in part by investments from two of its founders, Thomas and Dierdre Scozzafava, and various members of their families. WiseBuys issued Series A Preferred Stock to the members of the Scozzafava family in compensation for those investments. At September 30, 2007 the face value of those preferred shares was $1,050,000. Immediately prior to the completion of the Merger, those preferred shares were exchanged for 417,200 shares of the Company's Series C Preferred Stock in the Merger.

     In addition, at various times during the past 19 months Thomas Scozzafava has transferred to Seaway Valley Fund, LLC certain shares of common stock and convertible debentures issued by public companies. The shares and debentures had an aggregate market value of $1,622,671. In exchange for those debentures and securities, WiseBuys Stores, Inc. issued to Mr. Scozzafava 355,000 shares of $1.00 par value preferred stock and 8% debentures in the aggregate principal amount of $1,267,671, which were due on January 14, 2010. Immediately prior to the completion of the Merger, those debentures were converted into preferred stock of WiseBuys that, together with the 355,000 shares issued earlier, was exchanged for 509,300 shares of the Company's Series C Preferred Stock in the Merger.

         Director Independence

     No member of the Company's Board of Directors is an independent director, as "independent" is defined in the Rules of the NASDAQ National Market System.

DESCRIPTION OF SECURITIES

         Seaway Valley Capital Corporation is authorized to issue:

          >> 2,500,000,000 shares of Common Stock, $.001 par value per share, of which 450,099,879 shares are outstanding;

          >> 100,000 shares of Series B Preferred Stock, all of which is outstanding; and

          >> 1,600,000 shares of Series C Preferred Stock, 1,458,236 shares of which are outstanding.

          >>   4,800,000 shares of Preferred Stock.

     Common Stock. Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share rateably in all assets remaining after payment of liabilities. The holders of Common Stock have no pre-emptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the Common Stock.

     Series B Convertible Preferred Stock. The holder of the Series B Preferred Stock is entitled to convert the shares into shares of Common Stock representing 80% of the outstanding Common Stock after conversion. The holder of Series B Preferred Stock is entitled to cast the number of votes at any meeting of shareholders or by written consent that equals the number of shares of Common Stock into which the Series B Preferred Stock is convertible on the record date for the shareholder action. In the event that the Company declares a dividend, the holders of the Series B Preferred Stock will participate in the dividend as if they held the number of common shares into which their Series B Preferred Stock is convertible.

     Series C Preferred Stock. The rights and privileges of the holders of the Series C Preferred Stock are described on the first page of this Report.

     Preferred   Stock.   The  Board  of  Directors  of  Seaway  Valley  Capital
Corporation is authorized to designate the preferred stock in classes, and to determine the rights, privileges and limitations of the shares in each class.

MARKET PRICE AND DIVIDENDS ON SEAWAY VALLEY CAPITAL CORPORATION COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

     Information regarding the market price of Seaway Valley Capital Corporation common equity, payment of dividends, and other shareholder matters is set forth in Item 5 of Seaway Valley Capital Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on April 17, 2007.

LEGAL PROCEEDINGS

     Neither Seaway Valley Capital Corporation nor WiseBuys Stores, Inc. is party to any material legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Our Certificate of Incorporation provides that Seaway Valley Capital Corporation will indemnify its directors, and shall provide for advancement of the expenses of such persons, to the fullest extent provided by ss.145 of the General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, employees or agents of Seaway Valley Capital Corporation pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Seaway Valley Capital Corporation of expenses incurred or paid by a director, officer, employee or agent of Seaway Valley Capital Corporation in the successful defense of any proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered, Seaway Valley Capital Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements                                                      Page

Audited financial statements of WiseBuys Stores, Inc. for
  the years ended January 31, 2007 and 2006...........................     F-1

Unaudited financial statements of WiseBuys Stores, Inc.
  for the six months ended July 31, 2007 and 2006.....................     F-2

Exhibits

3-a  Certificate of Designation of Series C Convertible Preferred Stock

10-a Merger Agreement,  dated as of October 23, 2007, by and among Seaway Valley
     Capital Corporation, Seaway Valley Acquisition Corp., and WiseBuys Stores, Inc.

10-b Stock Purchase  Agreement  dated May 24, 2007 among Juliann  Hackett Cliff,
     Patrick Hackett, Jr., Norman V. Garrelts and WiseBuys Stores, Inc. relating to Patrick Hackett Hardware Company.

10-c Amendment to Stock  Purchase  Agreement,  dated  September 18, 2007,  among
     Juliann Hackett Cliff, Patrick Hackett, Jr., Norman V. Garrelts and WiseBuys Stores, Inc.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


 Dated:  October 23, 2007           SEAWAY VALLEY CAPITAL CORPORATION


                                    By: /s/ Thomas Scozzafava
                                    -------------------------------------------
                                            Thomas Scozzafava
                                            Chief Executive Officer

                              WISEBUYS STORES, INC.
                                 AND SUBSIDIARY

                   CONSOLIDATED AUDITED FINANCIAL STATEMENTS,
                            JANUARY 31, 2007 AND 2006

                      WISEBUYS STORES, INC. AND SUBSIDIARY
                          AUDITED FINANCIAL STATEMENTS

                                                                   Page


Report of Independent Registered Accounting Firm                      2

Consolidated Balance Sheets,                                          3
January 31, 2007 and 2006.

Consolidated Statements of Income and
Comprehensive Income for the years ended
January 31, 2007 and 2006.                                            4

Consolidated Statements of Changes in Common
Stockholders' Equity for the years ended
January 31, 2007 and 2006.                                            5

Consolidated Statements of Cash Flows
For the years ended January 31, 2007 and 2006.                        6

NOTES TO FINANCIAL STATEMENTS                                         7



























                                       2
--------------------------------------------------------------------------------

                     Independent Registered Accounting Firm

                                                               August 31, 2007

To the Stockholders and Board of Directors of WiseBuys Stores, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheets of WiseBuys Stores, Inc. and Subsidiary as of January 31, 2007 and 2006, and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of WiseBuys Stores, Inc. and Subsidiary as of January 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


Dannible & McKee, LLP
Syracuse, New York


                      WISEBUYS STORES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                                                        January 31
                                                                  --------------------------
     ASSETS                                                          2007          2006
                                                                  --------------------------
  CURRENT ASSETS: .............................................     (audited)      (audited)
    Cash and Cash Equivalents .................................   $   678,608    $   159,006
    Accounts Receivable .......................................        38,124         20,915
    Inventories ...............................................     1,817,653      2,362,354
    Marketable Securities - Available for Sale ................     1,934,373         38,125
    Prepaid Expenses ..........................................        18,814        125,636
    Deferred Taxes ............................................         5,300          2,200
    Refundable Income Tax .....................................        86,685              0
                                                                  -----------    -----------
      Total Current Assets ....................................   $ 4,579,557    $ 2,708,236
                                                                  -----------    -----------
FIXED ASSETS:
    Leasehold Improvements ....................................   $   249,901    $   247,121
    Furniture and Fixtures ....................................       343,611        301,611
    Equipment .................................................       224,034        198,927
                                                                  -----------    -----------
    Total Fixed Assets ........................................   $   817,546    $   747,659
      Less Accumulated Depreciation ...........................       287,266        171,408
                                                                  -----------    -----------
         Net Fixed Assets .....................................   $   530,280    $   576,251
                                                                  -----------    -----------
  OTHER ASSETS:
    Intangible Assets .........................................   $    51,954    $    88,486
    Other Assets ..............................................        30,000         42,100
    Other Investments .........................................       138,100        116,400
    Deferred Taxes ............................................             0        303,150
                                                                  -----------    -----------
      Total Other Assets ......................................   $   220,054    $   550,136
                                                                  -----------    -----------

                    TOTAL .....................................   $ 5,329,891    $ 3,834,623
                                                                  ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts Payable ..........................................   $   891,916    $   719,143
    Accrued Liabilities .......................................       118,822        108,030
    Income Taxes Payable ......................................             0            273
    Current Portion of Long-Term Debt .........................       211,132        301,759
                                                                  -----------    -----------
      Total Current Liabilities ...............................   $ 1,221,870    $ 1,129,205
                                                                  -----------    -----------
OTHER LIABILITIES:
    Long-Term Debt ............................................   $   722,593    $ 1,380,240
    8% Debenture Issued to Stockholder ........................       520,071              0
    Deferred Tax Liability ....................................       251,397              0
                                                                  -----------    -----------
      Total Other Liabilities .................................   $ 1,494,061    $ 1,380,240
                                                                  -----------    -----------
  PREFERRED STOCK:
    Preferred Stock ($.01 par value; $1.00 liquidation value;
      3,000,000 shares authorized, 2,200,000 shares issued and
      outstanding in 2007 and 1,878,825 shares issued and
      outstanding in 2006                                         $ 2,654,477    $ 2,181,925
                                                                  -----------    -----------
COMMON STOCKHOLDERS' EQUITY (DEFICIT):
    Common Stock ($.01 par value; 5,000,000 shares authorized;
      1,833,333 shares issued and outstanding in 2007 and 2006)        18,333         18,333
    Retained Earnings (Deficit) ...............................      (552,079)      (879,205)
    Unrealized Gain on Marketable Securities (Net) ............       493,229          4,125
                                                                  -----------    -----------
      Total Common Stockholders' Equity .......................   $   (40,517)   $  (856,747)
                                                                  -----------    -----------
                      TOTAL ..................................... $ 5,329,891    $ 3,834,623
                                                                  ===========    ===========
               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------

                      WISEBUYS STORES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                            AND COMPREHENSIVE INCOME
                                                                      Year ended January 31
                                                                       2007         2006
                                                                   --------------------------
                                                                     (audited)     (audited)

SALES ..........................................................   $ 5,469,573    $ 6,416,989

COST OF SALES ..................................................     4,131,815      4,155,674
                                                                   -----------    -----------

GROSS PROFIT ...................................................   $ 1,337,758    $ 2,261,315
                                                                   -----------    -----------

GENERAL AND ADMINISTRATIVE EXPENSE .............................   $ 3,410,956    $ 3,380,877
                                                                   -----------    -----------
OTHER INCOME(EXPENSE):
    Licensing Fees .............................................       682,438        796,689
    Interest Expense ...........................................       (74,655)      (102,480)
    Interest Income ............................................        28,111            135
    Sale of Securities (Net) ...................................     1,992,359              0
    Other Income ...............................................        40,729         57,315
                                                                   -----------    -----------
      Total Other Income .......................................   $ 2,668,982    $   751,659
                                                                   -----------    -----------
NET INCOME (LOSS) BEFORE TAXES .................................   $   595,784    $  (367,903)
                                                                   -----------    -----------
INCOME TAXES:
    Federal Income Tax .........................................   $         0    $         0
    State Tax ..................................................       (85,936)         4,382
    Deferred Taxes .............................................       203,217       (158,866)
                                                                   -----------    -----------
      Total Income Taxes .......................................       117,281       (154,484)
                                                                   -----------    -----------

NET INCOME (LOSS) ..............................................   $   478,503    $  (213,419)

OTHER COMPREHENSIVE INCOME:
    Change in Unrealized Gains on Marketable Securities (net of
      reclassification adjustment of $6,875 in 2007 and taxes of
      $347,148 and $2,750 in 2007 and 2006) ....................   $   489,104    $     4,125
                                                                   -----------    -----------
COMPREHENSIVE INCOME ...........................................   $   967,607    $  (209,294)
                                                                   ===========    ===========
  EARNINGS (LOSS) PER COMMON SHARE:
    Basic ......................................................   $       .18    $      (.20)
    Diluted ....................................................           .13           (.20)

WEIGHTED AVERAGE SHARES OUTSTANDING:
    Basic ......................................................     1,833,333      1,833,333
    Diluted ....................................................     3,751,884      1,833,333

               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------

                      WISEBUYS STORES, INC. AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF CHANGES IN COMMON
                              STOCKHOLDERS' EQUITY

                                                                 Year ended January 31
                                                               --------------------------
                                                                  2007          2006
                                                               -----------   ------------
                                                                 (audited)    (audited)

COMMON STOCK:
    Balance - Beginning of Year ..............................   $  18,333    $  18,333
    Par value of shares issued ...............................           0            0
                                                                 ---------    ---------

BALANCE - END OF YEAR ........................................   $  18,333    $  18,333
                                                                 =========    =========

RETAINED EARNINGS:
    Balance - Beginning of Year ..............................   $(879,205)   $(517,960)
    Accretion of Preferred Stock Redemption Value ............    (151,377)    (147,826)
    Net Income (Loss) for the Year ...........................     478,503     (213,419)
                                                                 ---------    ---------

BALANCE - END OF YEAR ........................................   $(552,079)   $(879,205)
                                                                 =========    =========


NET UNREALIZED GAIN ON MARKETABLE SECURITIES:
    Balance - Beginning of Year ..............................   $   4,125    $       0
    Change in Net Unrealized Gain on Marketable (Net of Tax of
      $349,898 and $2,750) ...................................     489,104        4,125
                                                                 ---------    ---------
BALANCE - END OF YEAR ........................................   $ 493,229    $   4,125
                                                                 =========    =========














               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------

                      WISEBUYS STORES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

 OPERATING ACTIVITIES:                                                             Year ended January 31
                                                                                ----------------------------
                                                                                    2007           2006
                                                                                -----------   -------------
                                                                                (audited)       (audited)

       Net Income (Loss) ....................................................   $   478,503    $  (213,419)
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH USED BY OPERATING ACTIVITIES:
       Depreciation and Amortization ........................................   $   152,390    $   119,766
       Deferred Income Taxes ................................................       203,217       (158,866)
       (Gain) Loss on Disposal of Marketable Securities .....................    (1,992,359)             0
       Noncash Investment Income ............................................       (21,700)       (55,800)
       Accounts Receivable ..................................................       (17,209)        (2,148)
       Inventories ..........................................................       544,701       (143,092)
       Prepaid Expenses .....................................................       106,822        194,538
       Other Assets and Deferred Charges ....................................        10,607         24,694
       Accounts Payable .....................................................       172,773         40,650
       Accrued Liabilities ..................................................        10,519         17,174
       Income Taxes Payable .................................................       (86,685)        (3,684)
                                                                                -----------    -----------
           Net Cash Used in Operating Activities ............................   $  (438,421)   $  (229,575)
                                                                                -----------    -----------

INVESTING ACTIVITIES:
       Proceeds from Disposal of Marketable Securities ......................   $ 2,531,069    $         0
       Purchase of Fixed Assets .............................................       (69,887)       (61,306)
       Purchase of Investments ..............................................      (257,460)             0
                                                                                -----------    -----------
           Net Cash Provided by (used in) Investing Activities ..............   $ 2,203,722    $   (61,306)
                                                                                -----------    -----------

FINANCING ACTIVITIES:
       Issuance of Preferred Stock ..........................................   $         0    $     2,575
       Repayment of Short-Term Debt .........................................      (500,000)             0
       Proceeds from Long-Term Debt .........................................             0        402,000
       Repayment of Long-Term Debt ..........................................      (748,274)      (212,429)
       Acquisition of Intangible Assets .....................................             0         (4,470)
                                                                                -----------    -----------
           Net Cash Provided by (used in) Financing Activities ..............   $(1,248,274)   $   187,676
                                                                                -----------    -----------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS ......................................................   $   519,602    $  (103,205)
CASH AND CASH EQUIVALENTS - Beginning of Year ...............................       159,006        262,211
                                                                                -----------    -----------
CASH AND CASH EQUIVALENTS - END OF YEAR .....................................   $   678,608    $   159,006
                                                                                ===========    ===========

                 SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash Paid During the Year for:
Interest ....................................................................   $    92,592    $   108,338
Income Taxes ................................................................   $     1,022    $     6,393

             SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING
                      AND FINANCING ACTIVITIES

Assets Acquired by Assumption of Debt .......................................   $ 1,020,071    $         0
Assets Acquired by Issuance of Equity .......................................   $   321,175    $    31,250
Net Increase in Fair Value of Marketable Securities .........................   $   489,104    $     4,125

               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------
                      WISEBUYS STORES, INC. AND SUBSIDIARY
                      NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     WiseBuys Stores, Inc. (the "Company") was incorporated in Delaware in 2003 and operates five retail department stores in Northern and Central New York.

     During the year ended January 31, 2006, the Company acquired 100% ownership of Seaway Valley Fund, LLC from a shareholder in exchange for 33,825 shares of preferred stock. Assets acquired in the acquisition were as follows:

 Cash and Cash Equivalents,                                 $      2,575
 Marketable Securities
 (Fair Market Value at Acquisition Date),                         31,250
                                                            ------------
                                                            $     33,825
                                                            ============

     The Company's wholly-owned subsidiary, Seaway Valley Fund, LLC, was formed in 2003 for the purpose of investing in securities. See Note B.

     The accompanying financial statements include the accounts of WiseBuys Stores, Inc. and its wholly-owned subsidiary, Seaway Valley Fund, LLC from the date of acquisition. All material inter-company transactions have been eliminated.

Basis of Accounting

     The financial statements are prepared on the accrual basis of accounting, in accordance with generally accepted accounting principles.

Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United State of America requires management to make estimates and assumptions that affect certain reported amounts of assets, liabilities, revenues, expenses, contingent assets and liabilities and related disclosures. Accordingly, actual results could differ from those estimates.

Accounts Receivable

     Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management's assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial and no allowance for doubtful accounts has been recorded.

Inventories

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method of accounting.

     Marketable Securities Available-for-sale securities are carried in the financial statements at fair value with net unrealized gains and losses recorded as a component of other comprehensive income net of the tax effect. Net unrealized gains on the securities in the amounts of $ 493,229 and $4,125 at January 31, 2007 and 2006 represent the only component of accumulated other comprehensive income.

--------------------------------------------------------------------------------

     Market values are determined based on quoted market prices and are subject to normal market risk.

Depreciation

     Fixed assets are stated at cost. Depreciation for financial statement purposes is provided on the straight-line method over the estimated useful lives of the various assets or for leasehold improvements over the lease term if shorter. For income tax purposes, the modified accelerated cost recovery system (MACRS) methods are used. Depreciation and amortization of leasehold improvements charged against operations for the years ended January 31, 2007 and 2006 was $115,858 and $101,413, respectively.

Amortization

     Intangibles consist of loan closing and costs amortized over the life of the loans and franchise fees amortized over 15 years. (See Note C)

Earnings Per Share

     Basic earnings per share is computed by dividing net income, adjusted for Preferred Stock dividend requirements, by weighted average shares outstanding for the period. The Preferred Stock dividend requirements were $151,377 and $147,826 for the years ended January 31, 2007 and 2006 respectively. Diluted earnings per share includes the potentially dilutive effect of Common Stock issuable upon the conversion of Preferred Stock outstanding unless the effect of the conversion is anti-dilutive.

Other Investments

     Other Investment represents the deferred portion of patronage dividends received as either Common or Preferred Stock, created by the purchasing of inventory from Do-It-Best Company. These investments are recorded at cost, which reflects their fair value.

Fair Value of Financial Instruments

     The carrying value of the Company's financial instruments approximates their fair value at January 31, 2007 and 2006. The fair values of fixed rate notes payable and long-term debt are determined using incremental borrowing rates available to the Company for similar types of borrowing. The carrying value of long term debt was $933,725 and its fair value was approximately $859,000 at January 31, 2007.

Comprehensive Income

     Comprehensive Income includes all changes in stockholders' equity except those arising from transactions with stockholders. The company's only element of other comprehensive income is the change in Unrealized Gains and Losses on Available for Sale Securities, which is shown in the accompanying financial statements net of Deferred Taxes.

Advertising

     Advertising costs are expensed as incurred. Advertising expense for the years ended January 31, 2007 and 2006 was $8,417 and $56,101, respectively.

                                       8
--------------------------------------------------------------------------------

Income Taxes

     The company provides for income taxes using the liability method. Under the liability method, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently reporting basis and income tax basis of certain assets and liabilities and the tax due plus deferred taxes related primarily to differences between the financial effects of net operating losses. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled or when the net operating losses are utilized. Deferred taxes are recorded using currently enacted income tax rates applicable to the period in which the deferred tax asset or liability is expected to be realized or settled. As changes in tax laws are enacted, deferred income taxes are adjusted through the provision for income taxes in the year of change.

Cash and Cash Equivalents

     The company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

NOTE B - MARKETABLE SECURITIES

     At January 31st, marketable securities are summarized as follows:

                              2007                        2006
                     -----------------------------------------------------
                         Cost      Fair Value       Cost        Fair Value
                     -----------------------------------------------------

Stocks - .........   $  841,246   $1,684,373   $    31,250    $   38,125
Available for Sale

Stocks -
Available for Sale      250,000      250,000           -0-           -0-
                      ----------   ----------  -------------   ----------
(Mature 12/08) ...   $1,091,246   $1,934,373   $     31,250   $   38,125
                     ==========   ==========   ============   ==========


     Sales of marketable securities for the year ended January 31, 2007 were as follows:


Proceeds, ..............   $2,531,069
Cost (FIFO), ...........      538,710
                           ----------
                           ----------
   Gross Realized Gains,   $1,992,359
                           ==========











--------------------------------------------------------------------------------

NOTE C - INTANGIBLE ASSETS

     The Company's intangible assets consist of the following:

                               January 31
                           ---------------------
                              2007      2006
                           -----------------
Loan Closing Costs:
Cost, ...................   $ 83,350   $117,471
Accumulated Amortization,     39,563     37,818
                            --------   --------
                            $ 43,787   $ 79,653
                            --------   --------

Franchise Fees:
Cost, ...................   $ 10,000   $ 10,000
Accumulated Amortization,      1,833      1,167
                            --------   --------
                            $  8,167   $  8,833
                            --------   --------
                            $ 51,954   $ 88,486
                            ========   ========


     Amortization expense for the years ended January 31, 2007 and 2006 was $36,352 and $18,353, respectively. Future amortization expense as of January 31, 2007 was as follows:

Year Ending January 31,
     2008, .................   $12,854
     2009, .................    12,854
     2010, .................    12,854
     2011, .................     7,627
     2012, .................       933
     Thereafter, ...........     4,832
                               -------
                               $51,954
                               =======

NOTE D - INCOME TAXES

     The  accompanying   consolidated   balance  sheets  include  the  following
components of deferred taxes under the liability method:

                                              January 31
                                        ------------------------
                                           2007          2006
                                        ------------------------
Deferred Tax Liabilities
       Depreciation ..................           $            $
                                           (51,908)     (42,300)
       Unrealized Gain on Available
           for Sale Securities
                                          (349,898)      (2,750)
                                         ---------    ---------
                                                       (401,806)
                                                        (45,050)
                                         ---------    ---------
Deferred Tax Assets
       Net Operating Loss Carryforward     119,350
                                                        320,200
       Accrued Expenses ..............      21,330       13,900
       Intangible Assets .............      15,029       16,300
                                         ---------    ---------
                                           155,709      350,400
                                         ---------    ---------
Net Deferred Tax Asset (Liability) ...   $(246,097)   $ 305,350
                                         =========    =========

     At January 31, 2007 the Company has Federal net operating loss carryforwards of approximately $330,000 available to offset future taxable income. The Federal net operating loss carryforward expires beginning in the year ending January 31, 2025. The company also had New York State tax credit carryforwards of $34,000 that do not expire.



                                      10
--------------------------------------------------------------------------------

     The company had taxable income (loss) of approximately $558,000 and ($373,000) for the years ended January 31, 2007 and 2006 respectively. Income tax expense includes a provision for deferred income taxes relating principally to the use of net operating loss carryforwards, the use for tax purposes of accelerated depreciation methods and the difference in the book and tax basis of certain accrued expense and intangible assets.

     The provision for income taxes differs from taxes that would result from applying Federal statutory rates because of the following:

                                 Year Ended January 31st
                       -------------------------------------------------
                              2007                     2006
                       -------------------------------------------------
                         Amount      Percent        Amount       Percent
                       -------------------------------------------------
Taxes at Federal
  Statutory Rate ....   $ 202,414       34.0%     $(125,087)      34.0%

State Taxes Net of
  Federal Tax Benefit      29,767        5.0%       (18,395)       5.0%
Tax Credits .........    (131,885)     (22.1%)            0        0.0%
Other ...............      16,985        2.8%       (11,002)       3.0%
                        ---------     --------     ---------     -------
                        $ 117,281       19.7%     $(154,484)      42.0%
                        =========     ========    ==========     =======


NOTE E - LONG-TERM DEBT

     At January 31, the Company had the following debt:
                                                                  January 31st
                                                            --------------------------
                                                               2007            2006
                                                            --------------------------
St. Lawrence County Industrial Development Agency Local
  Development Corporation - Note Payable, with monthly
  installments of $3,105.13, including interest at 3%,
  beginning August 2004; maturing July 2011; secured by
  second position interest in Canton & Gouverneur store
  assets; guaranteed by Corporate officers, ..............   $  156,649   $  188,688

St. Lawrence University - Notes Payable, with monthly
  installments of $2,642.66, including interest at 3%,
  beginning August 2004; maturing July 2011; secured by a
  second position interest in the Canton store assets;
  guaranteed by Corporate officers, ......................   $  133,335   $  160,602

Key Bank National Association
  Notes Payable Repaid in 2007, ..........................   $      -0-   $  548,523


--------------------------------------------------------------------------------
                                      11

NOTE E -  LONG-TERM DEBT (Continued)

North Country Alliance Local Development Corporation -
  Note Payable with monthly installments of $1,745.35,
  including interest at 6%, beginning July 2004; maturing
  December 2010; secured by second position interest in
  the Canton & Gouverneur store assets; guaranteed by
  Corporate officers, ....................................   $   72,944   $   88,985

County of Oswego Industrial Development Agency - Note
  Payable dated with monthly installments of $3,911.30,
  --- including interest at 4%, beginning June 2005;
  maturing May 2011; secured by assets located at Pulaski
  store; guaranteed by Corporate officers & other related
  parties, ...............................................   $  186,452   $  225,087


Franklin County LDC - Note Payable with monthly
  installments of $3,654.12, including interest at 6%,
  beginning September 2004; maturing August 2011; secured
  by assets located at Tupper Lake store; guaranteed by
  Corporate officers, ....................................   $  175,173   $  207,454

New York Business Development Corporation - Notes Payable
  with interest rate at prime plus 2.5% adjusted
  quarterly; matures March 2010; secured by Corporate
  assets; guaranteed by Corporate officers & other related
  parties, ...............................................   $  137,665   $  172,845

The County of Madison - Note Payable with monthly
  installments of $1,933.28, Including interest at 6%,
  beginning July 2005; maturing June 2010; secured by
  Corporate assets; guaranteed by Corporate officers, ....   $   71,507   $   89,815
                                                             ----------   ----------
         Total Debt ......................................   $  933,725   $1,681,999
         Less Current Portion, ...........................      211,132      301,759
                                                             ----------   ----------
         Net Long-Term Debt ..............................   $  722,593   $1,380,240
                                                             ==========   ==========



Maturities for the above debt are as follows:

Year Ending January 31,
2008        $211,132
2009         223,406
2010         236,570
2011         188,062
2012          74,555
            --------
            $933,725
            ========



--------------------------------------------------------------------------------

     The Company has entered into an Inter-Creditor Agreement with New York Business Development Corporation (NYBDC), KeyBank National Association, St. Lawrence County Industrial Development Agency (SLC IDA), North Country Alliance Local Development Corporation (NCA) and St. Lawrence University (SLU). Per terms of this agreement, NYBDC and KeyBank share a pro-rata lien security interest in Company assets to the extent of the amount due to them. SLC IDA, NCA and SLU have co-equal second priority liens on the assets at the Canton store. SLC IDA and NCA have co-equal second priority liens on the assets at the Gouverneur store.

     At January 31, 2007, the Company had not provided financial statements to certain lenders as required by the terms of the lending arrangements. The lenders have waived compliance with this requirement for the year ended January 31, 2007.

NOTE F - REDEEMABLE PREFERRED STOCK

     Dividend and liquidation rights of the Common stockholders are subordinate to holders of the Preferred Stock as designated by the Board of Directors.

     The Board of Directors has authorized the issuance of 2,200,000 shares of cumulative convertible participating preferred stock (Series A). Each share of Preferred Stock is convertible into one share of Common Stock. Each holder of outstanding shares of this series is entitled to the number of votes equal to the number of whole shares of Common Stock into which the Preferred shares are convertible.

     The shares have a liquidation value of $1.00 and dividends, which are also convertible into Common Stock, accrue at a rate of 8% through December 31, 2008 and at a rate of 12% thereafter. The Company can redeem the shares at anytime for $1.00 plus unpaid cumulative dividends and a $.20 redemption premium.

     In addition, effective June 30, 2010, the holders of the Preferred Stock can require the company to redeem their outstanding shares for $1.00 plus any unpaid accrued dividends. Pursuant to EITF Topic D-98, the company has recorded the Preferred Stock at its redemption value, which includes accrued but unpaid dividends. The amount of accrued and unpaid dividends was $460,337 ($.21 per share) and $308,966 ($.16 per share) at January 31, 2007 and 2006, respectively. Annual Accretion of the redemption value is charged to Retained Earnings.

     The Company issued 321,175 and 33,825 shares of Preferred Stock in the years ended January 31, 2007 and 2006, respectively.

NOTE G - LEASES

     The Company leases its retail stores under various lease agreements. These leases call for a monthly minimum rent plus pro-rated charges for common area maintenance, insurance and real estate taxes, which are adjusted annually. These leases expire at various times from 2010 through 2014.


--------------------------------------------------------------------------------

     Rental expense for all non-cancelable operating leases is summarized as follows:


                        Year Ended January 31st
                       -------------------------
                         2007              2006
                       -------------------------

Minimum Rentals        $807,657          $810,148
Contingent                    0                 0
                       --------          --------
                       $807,657          $810,148
                       ========          ========

     Contingent rentals are based principally upon percentage of adjusted sales volume. The following is a schedule of approximate minimum future lease payments under these non-cancelable leases:

 Year Ending January 31,
        2008                                              $    852,295
        2009                                                   877,406
        2010                                                   876,305
        2011                                                   845,377
        2012                                                   700,476
        2013, and thereafter                                 1,582,722
                                                          ------------
                                                          $  5,734,581
                                                          ============

     In 2006, the Company began paying the real estate taxes for two of its store locations directly to the taxing authorities. The minimum lease payments above do not reflect these real estate taxes. Annual real estate taxes to be paid directly to the taxing authorities are estimated at $86,000.

     The Company leases equipment under several operating leases. Minimum future lease payments are as follows:

 Year Ending January 31,
        2008                                              $     15,914
        2009                                                    14,374
        2010                                                    14,374
                                                          ------------
                                                          $     44,662
                                                          ============

NOTE H - LICENSING AGREEMENTS

     The Company has entered into licensing agreements with several companies to operate various departments in its stores for sale of specific merchandise lines, including clothing and shoes. These licenses are for varying terms, expiring in 2009 and 2010. Calculation of the licensing fee is based upon a percentage of gross sales of these departments. Licensing fee income for the years ended January 31, 2007 and 2006 was $682,438 and $796,689, respectively.

NOTE I - CONCENTRATION OF CREDIT RISK

     From time to time during the course of the year, funds on deposit at banks may exceed the amount insured by the F.D.I.C. The total amount of uninsured bank balances at January 31, 2007 and 2006 were $476,221 and $120,524, respectively.
--------------------------------------------------------------------------------

NOTE J - RELATED PARTY TRANSACTIONS

     Two stockholders of the Company are also the sole members of Seaway Capital Partners, LLC. The partnership was issued 50,000 shares of Preferred Stock in exchange for services rendered in guaranteeing the New York Business Development Company notes payable. During the year, the Company paid investment management fees of $15,000 to this entity.

     The   Company   had   outstanding    expense   and   salary   advances   to
officer/shareholders   of  $2,000  and  $900  at  January  31,  2007  and  2006,
respectively.

     During the year ended January 31, 2007, a stockholder/officer of the Company transferred securities with a fair market value of $841,246 to the Company. The Company issued 321,175 shares of Preferred Stock for $321,175 and a debenture in the amount of $520,071. The debenture requires interest to be paid at 8% per year and is due January 14, 2010.

     The  Company   currently  uses  office  space  of  a  stockholder  for  its administrative offices. There is no formal lease or cost associated with this arrangement.

     The Company purchases automotive and hardware inventory from a stockholder. Purchases for the years ended January 31, 2007 and 2006 were $25,029 and $16,222, respectively. Balances included in accounts payable to this related party at January 31, 2007 and 2006 were $ 1,825 and $9,499, respectively.

NOTE K - CONTINGENT LIABILITIES

     During the year ended January 31, 2006, the Company renegotiated the terms of one of its store lease agreements. The new terms provided for a lower lease payment and the reclassification of certain past due amounts as contingent liabilities. As long as the Company remains current with the revised lease agreement, the past due amounts will not be pursued. This liability has not been accrued on the accompanying financial statements. The contingent liability for the years ended January 31, 2007 and 2006 was $143,788.

NOTE L - SUBSEQUENT EVENTS

     On May 07, 2007, the company sold an 8% debenture to an officer/stockholder in the amount of $87,600 in exchange for Marketable Securities contributed by that officer/stockholder that as of May 07, 2007 had a market value of $87,600. The debenture is due May 07, 2010.

     On May 15, 2007, the company sold an 8% debenture to an officer/stockholder in the amount of $660,000 in for Marketable Securities contributed by that officer/stockholder that as of May 15, 2007 had a market value of $660,000. The debenture is due May 15, 2010.

     On May 24, 2007, WiseBuys entered into an agreement (the "Hacketts Merger Agreement") with Patrick Hackett Hardware Company ("Hacketts") to acquire 100% of the outstanding stock of Hacketts for $6 million, which included an up-front payment of $2,000,000 and notes of $500,000, $1,000,000, and $2,500,000 due nine months, twelve months, and amortized years four through eight, respectively. On September 18, 2007, the Hacketts Merger Agreement was amended (the "Hacketts Merger Amendment") to reduce the up-front payment to $1,500,000 and to add an additional future payment of $500,000 due at month fifteen.

--------------------------------------------------------------------------------

     On June 29, 2007, the Company elected to prepay the outstanding notes payable to New York Business Development Corporation in the amount of $121,888 using funds generated through securities sales at Seaway Valley Fund, LLC.

     In August 2007, the Company sold its investment in Do-It-Best for proceeds of $154,400.

NOTE M - SUBSEQUENT EVENT (Unaudited)

     In September 2007, Seaway Valley Capital Corporation entered into an agreement to acquire all of the outstanding common and preferred shares of WiseBuys Stores, Inc. in exchange for Series C convertible shares to be issued by Seaway Valley Capital Corporation at the date of the merger. As part of this transaction, outstanding debt in the amount of $1,267,671 to a stockholder will be converted into preferred stock of WiseBuys, Inc. prior to the merger.

--------------------------------------------------------------------------------

                              WISEBUYS STORES, INC.
                                 AND SUBSIDIARY

                         CONSOLIDATED UNAUDITED INTERIM
                              FINANCIAL STATEMENTS

                      WISEBUYS STORES, INC. AND SUBSIDIARY
                         UNAUDITED FINANCIAL STATEMENTS


                                                           Page


Consolidated Balance Sheets,
July 31, 2007 (Unaudited) and January 31, 2007 (Audited).   2

Consolidated Statements of Income (Loss) and
Comprehensive Income (Loss) for the six months ended
July 31, 2007 and July 31, 2006 (Unaudited). ............   3

Consolidated Statements of Changes in Common
Stockholders' Equity for the period ended
July 31, 2007 (Unaudited) and January 31, 2007 (Audited).   4

Consolidated Statements of Cash Flows
For the six months ended July 31, 2007 and July 31, 2006
(Unaudited). ............................................   5

NOTES TO FINANCIAL STATEMENTS ...........................   6























--------------------------------------------------------------------------------
                                       1

                      WISEBUYS STORES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                   July 31        January 31
                                                                 ----------------------------
                        ASSETS                                      2007            2007
                                                                 ----------------------------
               CURRENT ASSETS:                                   (unaudited)       (audited)
    Cash and Cash Equivalents .................................   $   449,918    $   678,608
    Accounts Receivable .......................................        14,923         38,124
    Inventories ...............................................     1,436,672      1,817,653
    Marketable Securities - Available for Sale ................     1,408,015      1,934,373
    Prepaid Expenses ..........................................        26,336         18,814
    Deferred Taxes ............................................         5,300          5,300
    Refundable Income Tax .....................................        86,685         86,685
                                                                  -----------    -----------
      Total Current Assets ....................................   $ 3,427,849    $ 4,579,557
                                                                  -----------    -----------
FIXED ASSETS:
    Leasehold Improvements ....................................   $   249,901    $   249,901
    Furniture and Fixtures ....................................       343,611        343,611
    Equipment .................................................       224,034        224,034
                                                                  -----------    -----------
    Total Fixed Assets ........................................   $   817,546    $   817,546
      Less Accumulated Depreciation ...........................       346,276        287,266
                                                                  -----------    -----------
         Net Fixed Assets .....................................   $   471,270    $   530,280
                                                                  -----------    -----------
  OTHER ASSETS:
    Intangible Assets .........................................   $    44,628    $    51,954
    Other Assets ..............................................        30,000         30,000
    Other Investments .........................................       154,900        138,100
    Deferred Taxes ............................................       307,468              0
                                                                  -----------    -----------
      Total Other Assets ......................................   $   536,996    $   220,054
                                                                  -----------    -----------
                    TOTAL .....................................   $ 4,436,115    $ 5,329,891
                                                                  ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts Payable ..........................................   $   585,196    $   891,916
    Accrued Liabilities .......................................       112,619        118,822
    Current Portion of Long-Term Debt .........................       176,581        211,132
                                                                  -----------    -----------
      Total Current Liabilities ...............................   $   874,396    $ 1,221,870
                                                                  -----------    -----------
OTHER LIABILITIES:
    Long-Term Debt ............................................   $   520,045    $   722,593
    8% Debenture Issued to Stockholder ........................     1,267,671        520,071
    Deferred Tax Liability ....................................          --          251,397
                                                                  -----------    -----------
      Total Other Liabilities .................................   $ 1,787,716    $ 1,494,061
                                                                  -----------    -----------
  PREFERRED STOCK:
    Preferred Stock ($.01 par value; $1.00 liquidation value;
      3,000,000 shares authorized, 2,200,000 shares issued and
      outstanding in 2007 and 1,878,825 shares issued and
      outstanding in 2006.....................................    $ 2,742,479    $ 2,654,477
                                                                  -----------    -----------

COMMON STOCKHOLDERS' EQUITY (DEFICIT):
    Common Stock ($.01 par value; 5,000,000 shares authorized;
      1,833,333 shares issued and outstanding in 2007 and 2006)
                                                                       18,333         18,333
    Retained Earnings (Deficit) ...............................      (787,735)      (552,079)
    Unrealized gain (loss)on Marketable Securities (Net) ......      (199,074)       493,229
                                                                  -----------    -----------
      Total Common Stockholders' Equity .......................   $  (968,476)   $   (40,517)
                                                                  -----------    -----------
                    TOTAL .....................................   $ 4,436,115    $ 5,329,891
                                                                  ===========    ===========
               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------

                      WISEBUYS STORES, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                         AND COMPREHENSIVE INCOME (LOSS)
                                                                                 Six Months Ended
                                                                          -----------------------------
                                                                          July 31, 2007   July 31, 2006
                                                                          -----------------------------
                                                                           (unaudited)    (unaudited)

SALES ...................................................................   $ 1,871,483      2,551,747

COST OF SALES ...........................................................     1,066,950      1,814,191
                                                                            -----------    -----------

GROSS PROFIT ............................................................   $   804,533        737,556
                                                                            -----------    -----------

GENERAL AND ADMINISTRATIVE EXPENSE ......................................   $ 1,585,126      1,709,177
                                                                            -----------    -----------
OTHER INCOME(EXPENSE):
    Licensing Fees ......................................................       210,538        266,885
    Interest Expense ....................................................       (26,410)       (51,066)
    Interest Income .....................................................         7,312              0
    Sale of Securities (Net) ............................................       332,383      1,992,359
    Other Income ........................................................        10,639         18,971
                                                                            -----------    -----------
      Total Other Income ................................................   $   534,462      2,227,149
                                                                            -----------    -----------
NET INCOME (LOSS) BEFORE TAXES ..........................................   $  (246,131)     1,255,528
                                                                            -----------    -----------
INCOME TAXES:
    Federal Income Tax ..................................................   $         0              0
    State Tax ...........................................................             0            749
    Deferred Taxes expense (benefit) ....................................       (98,452)       263,021
                                                                            -----------    -----------
      Total Income Taxes ................................................       (98,452)       263,770
                                                                            -----------    -----------
NET INCOME (LOSS) .......................................................   $  (147,679)       991,758

OTHER COMPREHENSIVE INCOME (LOSS):
    Change in Unrealized Gains (Losses) on Marketable Securities (net of
      reclassification adjustment of $6,875 in 2006 and taxes of $461,535
      and $2,750 in 2007 and 2006) ......................................   $  (692,303)         4,125
                                                                            -----------    -----------
COMPREHENSIVE INCOME (LOSS) .............................................   $  (839,982)       995,883
                                                                            ===========    ===========
  EARNINGS (LOSS) PER COMMON SHARE:
    Basic ...............................................................   $      (.13)           .50
    Diluted .............................................................          (.13)           .27

WEIGHTED AVERAGE SHARES OUTSTANDING:
    Basic ...............................................................     1,833,333      1,833,333
    Diluted .............................................................     1,833,333      3,712,158

               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------

                      WISEBUYS STORES, INC. AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF CHANGES IN COMMON
                              STOCKHOLDERS' EQUITY

                                                                      Six months      Year
                                                                        ended         ended
                                                                       July 31      January 31
                                                                         2007          2007
                                                                      ------------------------
                                                                      (unaudited)   (audited)

COMMON STOCK:
    Balance - Beginning of Period ...................................   $  18,333    $  18,333
    Par value of shares issued ......................................           0            0
                                                                        ---------    ---------
BALANCE - END OF PERIOD .............................................   $  18,333    $  18,333
                                                                        =========    =========
RETAINED EARNINGS:
    Balance - Beginning of Period ...................................   $(552,079)   $(879,205)
    Accretion of Preferred Stock Redemption Value ...................     (87,977)    (151,377)
    Net Income (Loss) for the Period ................................    (147,679)     478,503
                                                                        ---------    ---------
BALANCE - END OF PERIOD .............................................   $(787,735)   $(552,079)
                                                                        =========    =========

NET UNREALIZED GAIN ON MARKETABLE SECURITIES:
    Balance - Beginning of Period ...................................   $ 493,229    $   4,125
    Change in Net Unrealized Gain (Loss) on Marketable (Net of Tax of
      ($461,535) and $349,898) ......................................    (692,303)     489,104
                                                                        ---------    ---------
BALANCE - END OF PERIOD .............................................   $(199,074)   $ 493,229
                                                                        =========    =========








               The accompanying notes are an integral part of the
                       consolidated financial statements.

--------------------------------------------------------------------------------

                      WISEBUYS STORES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               For the six month ended July 31
                                                                               --------------------------------
                                                                                      2007          2006
                                                                               --------------------------------
                                                                                   (unaudited)     (audited)
      OPERATING ACTIVITIES:
       Net Income (Loss) .......................................................   $  (147,679)   $   991,758
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH USED BY OPERATING ACTIVITIES:
       Depreciation and Amortization ...........................................   $    66,336    $    85,191
       Deferred Income Taxes ...................................................       (98,452)       263,021
       Gain on Disposal of Marketable Securities ...............................      (332,383)    (1,992,359)
       Noncash Investment Income ...............................................       (16,800)       (21,700)
       Accounts Receivable .....................................................        23,201         12,343
       Inventories .............................................................       380,981        297,882
       Prepaid Expenses ........................................................        (7,522)        61,818
       Accounts Payable ........................................................      (306,695)      (241,504)
       Accrued Liabilities .....................................................        (6,203)        11,722
       Income Taxes Payable ....................................................             0           (273)
                                                                                   -----------    -----------
           Net Cash Used in Operating Activities ...............................   $  (445,216)   $  (532,101)
                                                                                   -----------    -----------
INVESTING ACTIVITIES:
       Proceeds from Disposal of Marketable Securities .........................   $   453,625    $ 2,531,069
       Purchase of Fixed Assets ................................................          --          (46,262)
       Purchase of Investments .................................................          --          (7,460)
                                                                                   -----------    -----------
           Net Cash Provided by Investing Activities ...........................   $   453,625    $ 2,477,347
                                                                                   -----------    -----------
FINANCING ACTIVITIES:
       Issuance of Preferred Stock .............................................   $      --      $      --
       Repayment of Short-Term Debt ............................................          --         (500,000)
       Proceeds from Long-Term Debt ............................................          --             --
       Repayment of Long-Term Debt .............................................      (237,099)      (660,912)
       Acquisition of Intangible Assets ........................................          --             --
                                                                                   -----------    -----------
           Net Cash Provided by (used in) Financing Activities .................   $  (237,099)   $(1,160,912)
                                                                                   -----------    -----------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS .........................................................   $  (228,690)   $   784,334
CASH AND CASH EQUIVALENTS - Beginning of Year ..................................       678,608        159,006
                                                                                   -----------    -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD ......................................   $   449,918    $   943,340
                                                                                   ===========    ===========

                       SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash Paid During the Period for:
Interest .......................................................................   $    26,410    $    51,066
Income Taxes ...................................................................   $      --      $     1,022

                   SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING
                            AND FINANCING ACTIVITIES

Assets Acquired by Assumption of Debt ..........................................   $   747,600    $   500,000
Assets Acquired by Issuance of Equity ..........................................   $      --      $      --
Net Decrease in Fair Value of Marketable Securities ............................   $ 1,153,838    $      --

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                       5
--------------------------------------------------------------------------------

                      WISEBUYS STORES, INC. AND SUBSIDIARY
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION

     The accompanying unaudited financial statement have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to form 10-QSB and Rule 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, interim results include all adjustments (consisting of only normal recurring adjustments) that the Company considers necessary for a fair presentation of such information for interim periods.

     The unaudited financial statements include the accounts of WiseBuys Stores, Inc. and its wholly-owned subsidiary, Seaway Valley Fund, LLC from the date of acquisition. All material inter-company transactions have been eliminated.

NOTE B EARNINGS PER SHARE

     Basic earnings per share is computed by dividing net income, adjusted for Preferred Stock dividend requirements, by weighted average shares outstanding for the period. The preferred stock dividend requirements were $87,977 and $75,153 for the periods ended July 31, 2007 and July 31, 2006, respectively.

     Diluted earnings per share includes the potentially dilutive effect of Common Stock issuable upon the conversion of Preferred Stock outstanding unless the effect of the conversion is anti-dilutive.

NOTE C - REDEEMABLE PREFERRED STOCK

     The amount of Preferred Stock accrued and unpaid dividends was $548,314 ($.25 per share) as of July 31, 2007

NOTE D - RELATED PARTY TRANSACTIONS

     The  Company   currently  uses  office  space  of  a  stockholder  for  its administrative offices. There is no formal lease or cost associated with this arrangement.

     The Company purchases automotive and hardware inventory from a stockholder. Purchases for the six months ended July 31, 2007 and 2006 were $2,623 and $5,808, respectively. Balances included in accounts payable to this related party at July 31, 2007 were $3,130.

     On May 07, 2007, the company sold an 8% debenture to an officer/stockholder in the amount of $87,600 in exchange for Marketable Securities contributed by that officer/stockholder that as of May 07, 2007 had a market value of $87,600. The debenture is due May 07, 2010.

     During the six month ended July 31, 2007, investments in marketable securities of $50,328 were transferred to a stockholder as payment for services.

--------------------------------------------------------------------------------

     On May 15, 2007, the company sold an 8% debenture to an officer/stockholder in the amount of $660,000 in exchange for Marketable Securities contributed by that officer/stockholder that as of May 15, 2007 had a market value of $660,000. The debenture is due May 15, 2010.







































                                       7